                                                                   EXHIBIT 10.19


                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                     LET'S TALK CELLULAR & WIRELESS, INC.,

                               MERGER SUB 1, INC.

                               MERGER SUB 2, INC.

                           TELEPHONE WAREHOUSE, INC.

                        NATIONAL CELLULAR, INCORPORATED

                                      AND

                         TEXAS CELLULAR PARTNERS, L.P.

                           DATED AS OF JUNE 27, 1997

               AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

          AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of the 27th day of June, 1997, by and among LET'S TALK CELLULAR & WIRELESS, INC., a Florida corporation f/k/a Let's Talk Cellular of America, Inc. ("LTC"), MERGER SUB 1, INC., a Delaware corporation ("Merger Sub 1"), MERGER SUB 2, INC., a Texas corporation ("Merger Sub 2" and collectively with Merger Sub 1, the "Buyers"), TELEPHONE WAREHOUSE, INC., a Delaware corporation ("TWI"), NATIONAL CELLULAR, INCORPORATED, a Texas corporation ("NCI") and TEXAS CELLULAR PARTNERS, L.P., a Delaware limited partnership ("TCP"). Terms used herein and not otherwise defined shall have the meanings set forth in Section 11.3 hereof.

          WHEREAS, Merger Sub 1 desires to merge with and into TWI and TWI desires that Merger Sub 1 be merged with and into TWI (the "TWI Merger"), so that TWI will be the surviving corporation, all upon the terms and subject to the conditions set forth herein and in accordance with the laws of the State of Delaware;

          WHEREAS, Merger Sub 2 desires to merge with and into NCI and NCI desires that Merger Sub 2 be merged with and into NCI (the "NCI Merger" and collectively with the TWI Merger, the "Mergers"), so that NCI will be the surviving corporation, all upon the terms and subject to the conditions set forth herein and in accordance with the laws of the State of Texas; and

          WHEREAS, the parties hereto have previously executed an Agreement and Plan of Merger on April 11, 1997 and now desire to amend and restate such agreement to amend certain provisions thereof.

          NOW, THEREFORE, in consideration of the representations and warranties, covenants and agreements, and subject to the conditions contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGERS

          1.1 TWI Merger. At the Effective Time, (i) Merger Sub 1 shall be merged with and into TWI on the terms and in accordance with the provisions contained in this Agreement; (ii) the separate corporate existence of Merger Sub 1 shall cease; (iii) the corporate existence of TWI shall continue under the laws of the State of Delaware unaffected and unimpaired by the TWI Merger; and (iv) TWI shall be the surviving corporation of the TWI Merger. At the Effective Time, all of the assets and properties of Merger Sub 1, whether real, personal or mixed, and whether tangible or intangible, and all of the liabilities and obligations of Merger Sub 1, whether fixed or contingent, shall vest in TWI as the surviving corporation, without any further action of either Merger Sub 1 or TWI. From and after the Effective Time, TWI shall (i) possess all of the rights, privileges, immunities, franchises (both public and private), assets and properties whether real, personal or mixed, and (ii) shall be responsible and liable for all of the liabilities and obligations of Merger Sub 1.

          1.2 NCI Merger. At the Effective Time, (i) Merger Sub 2 shall be merged with and into NCI on the terms and in accordance with the provisions contained in this Agreement; (ii) the separate corporate existence of Merger Sub 2 shall cease; (iii) the corporate existence of NCI shall continue under the laws of the State of Texas unaffected and unimpaired by the NCI Merger; and
(iv) NCI shall be the surviving corporation of the NCI Merger. At the Effective Time, all of the assets and properties of Merger Sub 2, whether real, personal or mixed, and whether tangible or intangible, and all of the liabilities and obligations of Merger Sub 2, whether fixed or contingent, shall vest in NCI as the surviving corporation, without any further action of either Merger Sub 2 or NCI. From and after the Effective Time, NCI shall (i) possess all of the rights, privileges, immunities, franchises (both public and private), assets and properties (whether real, personal or mixed and whether tangible or intangible) of Merger Sub 2; and (ii) shall be responsible and liable for all of the liabilities and obligations of Merger Sub 2.

          1.3 Filing. As soon as practicable following fulfillment of the conditions specified in Article VII and Article VIII hereof, and provided that the Agreement has not been terminated and abandoned pursuant to Article X hereof, (i) TWI and Merger Sub 1 will cause an executed counterpart of a certificate of merger to be filed with the Secretary of State of Delaware, and
(ii) NCI and Merger Sub 2 will cause an executed counterpart of articles of merger to be filed with the Secretary of the State of Texas.

          1.4 Effective Time of the Mergers. The term "Effective Time" as used herein is defined to mean the time that the filing of the certificate of merger with the Secretary of State of Delaware (as to the TWI Merger) and the filing of the articles of merger with the Secretary of State of Texas (as to the NCI Merger) are completed.

          1.5 Conversion of Shares. At the Effective Time, (i) each issued and outstanding share of Common Stock of TWI shall be converted into 276.295 shares of Common Stock of LTC, (ii) each issued and outstanding share of common stock of Merger Sub 1 shall be converted into one share common stock of TWI, as the surviving corporation of the TWI Merger; (iii) each issued and outstanding share of common stock of NCI shall be converted into 276.295 shares of common stock of LTC, and (iv) each issued and outstanding share of common stock of Merger Sub 2 shall be converted into one share of common stock of NCI, as the surviving corporation of the NCI Merger.

          1.6 Certificate of Incorporation and Bylaws. The certificate of incorporation and bylaws of TWI in effect at the Effective Time shall be the certificate of incorporation and bylaws of the surviving corporation of the TWI Merger. The articles of incorporation and bylaws of NCI in effect at the Effective Time shall be the articles of incorporation and bylaws of the surviving corporation of the NCI Merger.

          1.7 Officers and Directors. The officers of TWI in effect at the Effective Time shall be the officers of the surviving corporation of the TWI Merger. The directors of the surviving corporation of the TWI Merger shall be Nicholas Molina, Brett Beveridge and Douglas Berman. The officers of NCI in effect at the Effective Time shall be the officers and directors of the surviving corporation of the NCI Merger. The directors of the surviving corporation of the NCI Merger shall be Nicholas Molina, Brett Beveridge and Douglas Berman.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF TCP, TWI AND NCI

          TCP, TWI and NCI, jointly and severally, represent and warrant to the Buyers as of the date hereof and as of the Closing Date:

          2.1 Organization, Etc. Each of TWI and NCI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted, and to own, operate and lease its properties and assets. Each of TWI and NCI is duly qualified or licensed to do business and is in corporate and tax good standing in every jurisdiction in which the conduct of its business or the ownership or lease of its properties require it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

          2.2     Subsidiaries. Neither TWI nor NCI has any subsidiaries.

          2.3 Stock Record Books. The stock record books of TWI and NCI which have been delivered to LTC for inspection prior to the date hereof are complete and correct in all material respects. The issued and outstanding capital stock of each of TWI and NCI is 1,000 shares of Common Stock issued to Texas Cellular Partners, L.P. There are no shares of capital stock of TWI or NCI held in the treasury of TWI or NCI and no shares of capital stock of TWI or NCI are currently reserved for issuance for any purpose or upon the occurrence of any event or condition.

          2.4 Title to Stock. All of the outstanding shares of capital stock of TWI and NCI are owned by TCP free of all Liens and Contracts, except for Liens in favor of NationsCredit Commercial Corporation and Mr. Ronald L. Koonsman, and have been issued in compliance with all applicable securities laws. Neither TWI nor NCI is a party to any outstanding Contract with any other Person to purchase, redeem or otherwise acquire any outstanding capital stock of TWI or NCI. Neither TWI nor NCI has redeemed any securities in violation of any Contract or Regulation (including, without limitation, any state or federal securities laws). All of the outstanding shares of the capital stock of TWI and NCI are owned by TCP, are duly authorized, validly issued, fully paid and nonassessable.

          2.5     Authorization.

                  (a) TWI and NCI each have full power and authority to enter into this Agreement and the agreements contemplated hereby and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the respective boards of directors and shareholders of TWI and NCI and no other corporate proceedings on their respective parts are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement and all other agreements contemplated hereby to be entered into by TWI and NCI each constitutes a legal, valid and binding obligation of TWI and NCI, enforceable against TWI and NCI in accordance with its terms.

                  (b) TCP is the sole owner of and has full right, power and authority to sell the capital stock of TWI and NCI. TCP has full partnership power and authority to enter into this Agreement and the agreements contemplated hereby and to deliver the shares of outstanding capital stock of TWI and NCI and the certificates evidencing such shares to LTC as provided for herein, free and clear of all Liens, except for Liens in favor of NationsCredit Commercial Corporation and Mr. Ronald L. Koonsman. This Agreement and all other agreements contemplated hereby to be entered into by TCP each constitute a legal, valid and binding obligation of TCP enforceable against TCP in accordance with its terms.

          2.6 Options and Rights. At the Closing Date there shall be no outstanding Options with respect to TWI's or NCI's outstanding capital stock or TCP's partnership interests, except the warrant issued to NationsCredit Commercial Corporation. There are no existing Contracts or Options between TCP on the one hand, and any other Person, on the other hand, regarding the shares of outstanding capital stock of TWI and NCI, except as may relate to NationsCredit Commercial Corporation and Mr. Ronald L. Koonsman.

          2.7 No Violation. Except as set forth in Schedule 2.7 hereto, the execution, delivery and performance by TCP, TWI and NCI of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by TCP, TWI and NCI, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon TWI's or NCI's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or
(f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any Authority pursuant to, the organizational documents of TCP, TWI or NCI or any applicable Regulation (including, without limitation, approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976), Order or any material Contract to which TCP, TWI or NCI or their respective properties, partnership interests or capital stock are subject. Each of TCP, TWI and NCI will comply with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          2.8 Financial Statements. Attached as Schedule 2.8 hereto are unaudited consolidated year-end balance sheets and statements of operations of TCP for 1996 and audited year-end balance sheets and statements of operations of TCP's predecessors as for each of the years 1995 and 1994. Such balance sheets and the notes thereto have been prepared in accordance with GAAP (except as stated therein or in the notes thereto) and fairly present the financial position of TCP or its predecessors, as applicable, at the respective dates thereof, and such statements of operations and the notes thereto (i) fairly present the results of operations for the periods therein referred to, all in accordance with GAAP (except as stated therein or in the notes thereto), and (ii) fairly present the financial condition of TCP at the respective date of, and for the period covered by such statements.

          2.9 Absence of Certain Changes. Since the date of TCP's most recent financial statements, there has not been (a) any Material Adverse Change in the business, operations, properties, assets, condition (financial or otherwise) of TCP, TWI or NCI; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect, with regard to TWI's or NCI's property and business; (c) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of TCP's partnership interests, or any redemption or other acquisition of such partnership interests by TCP; (d) any entry into any material Contract not in the ordinary course of business, including without limitation, any borrowing or capital expenditure; or (e) any change by TCP in accounting methods or principles.

          2.10 Litigation. There is no Claim pending or, to the best knowledge of TCP, TWI or NCI threatened against TWI or NCI which, if adversely determined, would have a Material Adverse Effect on TWI or NCI, nor is there any Order outstanding against TWI or NCI having, or which, insofar as can be reasonably foreseen, in the future may have, a Material Adverse Effect on TWI or NCI.

          2.11 Compliance with Law. TWI and NCI are presently in material compliance with regard to their respective operations, practices, real property and other property, and all other aspects of its business, with all applicable Regulations and Orders. There are no Claims pending, or threatened, nor has TCP, TWI or NCI received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority which could reasonably be expected to have a Material Adverse Effect.

          2.12    Contracts.

                  (a) Except as set forth in Schedule 2.12 hereto, as of the Closing Date, neither TWI nor NCI is a party to any written or oral:

                          (i) pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan, or any Contract with any labor union;

                          (ii) Contract relating to loans to officers, directors, or Affiliates;

                          (iii) Contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset of TWI or NCI;

                          (iv)    Guarantee of any obligation;

                          (v) Contract under which TWI or NCI has advanced or loaned any Person amounts in the aggregate exceeding $10,000;

                          (vi) Contract under which TWI or NCI is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

                          (vii) Contract pursuant to which TWI or NCI is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by TWI or NCI;

                          (viii) Contract or group of related Contracts with the same party or group of affiliated parties the performance of which involves annual consideration in excess of $25,000;

                          (ix) assignment, license, indemnification or Contract with respect to any intangible property;

                          (x) Contract for the purchase, acquisition or supply of inventory and other property and assets, whether for resale or otherwise in excess of $25,000;

                          (xi) Contracts with independent agents, brokers, dealers or distributors which provide for annual payments in excess of $25,000;

                          (xii)   employment or consulting Contracts;

                          (xiii) Contracts providing for "take or pay" or similar unconditional purchase or payment obligations; or

                          (xiv) Contracts with Persons with which, directly or indirectly, TCP also has a Contract.

                  (b) TWI and NCI have performed in all material respects all obligations required to be performed by them and are not in default in any respect under or in breach of nor in receipt of any claim of default or breach under any material Contract to which TWI or NCI is subject (including without limitation all performance bonds, warranty obligations or otherwise); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which TWI or NCI is subject (including without limitation all performance bonds, warranty obligations or otherwise); neither TWI nor NCI have any present expectation or intention of not fully performing all such obligations; neither TWI nor NCI have any knowledge of any breach or anticipated breach by the other parties to any such Contract to which it is a party.

          2.13    Title and Related Matters.

                  (a) Except as set forth in Schedule 2.13(a) hereto, TWI and NCI have good and marketable title to all of their real and personal property and other assets in TCP's financial statements provided pursuant to
Section 2.8 hereof or acquired after the date of such financial statements, free and clear of all Liens, except Permitted Liens.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE BUYERS

          The Buyers and LTC represent and warrant to TCP, TWI and NCI as follows as of the date hereof and as of the Closing Date:

          3.1 Corporate Organization, Etc. Each of the Buyers and LTC is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. Each of the Buyers and LTC is duly qualified or licensed to do business and is in corporate and tax good standing in every jurisdiction in which the conduct of its business or the ownership or lease of its properties require it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

          3.2 Subsidiaries and Affiliates. Each of the Buyers is a wholly-owned subsidiary of LTC.

          3.3 Authorization. Each of the Buyers and LTC has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and thereby. The Board of Directors of each of the Buyers and LTC and the shareholders of each of the Buyers has duly authorized the execution, delivery and performance of this Agreement and to consummate the transactions contemplated hereby, and no other corporate proceedings on their part are necessary to authorize this Agreement and the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of each of the Buyers and LTC enforceable against such Buyer and LTC in accordance with its terms.

          3.4 No Violation. Except as set forth in Schedule 3.4 hereto, the execution, delivery and performance by each of the Buyers and LTC of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by such Buyer and LTC, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, or (b) result in a violation of, or require any authorization, consent, approval, exemption or other action by, or notice to, or filing with any court or Authority pursuant to, the charter or bylaws of any of the Buyers or LTC or, to the best knowledge of any of the Buyers and LTC, any applicable Regulation (including, without limitation, approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976),

Order or any material Contract to which any of the Buyers or LTC, or their respective properties are subject. The Buyers and LTC will comply in all material respects with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          3.5 Financial Statements. Attached as Schedule 3.5 hereto are audited consolidated year-end balance sheets and statements of operations, shareholders' equity and cash flow of LTC as for each of the years ended July 31, 1996, 1995 and 1994 and an unaudited consolidated balance sheet for the six month period commencing August 1, 1996 and ending January 31, 1997 and unaudited consolidated statements of operations, shareholders' equity and cash flow for the six month period then ended. Such balance sheets and the notes thereto fairly present the financial position of LTC as applicable, at the respective dates thereof, and such statements of operations, shareholders' equity and cash flow and the notes thereto (i) fairly present the results of operations for the periods therein referred to, all in accordance with GAAP (except as stated therein or in the notes thereto), and (ii) fairly present the financial condition of LTC at the respective date of, and for the period covered by such statements.

          3.6 Absence of Certain Changes. Since the date of LTC's most recent financial statements, there has not been (a) any Material Adverse Change in the business, operations, properties, assets, condition (financial or otherwise) of LTC; (b) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect, with regard to LTC's property and business; (c) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of LTC's capital stock, or any redemption or other acquisition of such stock by LTC; (d) any entry into any material Contract not in the ordinary course of business, including without limitation, any borrowing or capital expenditure; or (e) any change by LTC in accounting methods or principles.

          3.7 Litigation. There is no Claim pending or, to the best knowledge of LTC, threatened against LTC which, if adversely determined, would have a Material Adverse Effect on LTC, nor is there any Order outstanding against LTC having, or which, insofar as can be reasonably foreseen, in the future may have, a Material Adverse Effect on LTC.

          3.8 Compliance with Law. LTC is presently in material compliance with regard to its operations, practices, real property and other property, and all other aspects of its business, with all applicable Regulations and Orders. There are no Claims pending, or threatened, nor has LTC received any written notice, regarding any violations of any Regulations and Orders enforced by any Authority which could reasonably be expected to have a Material Adverse Effect.

          3.9     Contracts.

                  (a) Except as set forth in Schedule 3.9 hereto, as of the Closing Date, LTC is not a party to any written or oral:

                          (i) pension, profit sharing, stock option, employee stock purchase or other plan providing for deferred or other compensation to employees or any other employee benefit plan, or any Contract with any labor union;

                          (ii) Contract relating to loans to officers, directors, or Affiliates;

                          (iii) Contract relating to the borrowing of money or the mortgaging, pledging or otherwise placing a Lien on any asset of LTC;

                          (iv)    Guarantee of any obligation;

                          (v) Contract under which LTC has advanced or loaned any Person amounts in the aggregate exceeding $10,000;

                          (vi) Contract under which LTC is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $25,000;

                          (vii) Contract pursuant to which LTC is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by LTC;

                          (viii) Contract or group of related Contracts with the same party or group of affiliated parties the performance of which involves annual consideration in excess of $25,000;

                          (ix) assignment, license, indemnification or Contract with respect to any intangible property;

                          (x) Contract for the purchase, acquisition or supply of inventory and other property and assets, whether for resale or otherwise in excess of $25,000;

                          (xi) Contracts with independent agents, brokers, dealers or distributors which provide for annual payments in excess of $25,000;

                          (xii)   employment or consulting Contracts;

                          (xiii) Contracts providing for "take or pay" or similar unconditional purchase or payment obligations; or

                          (xiv) Contracts with Persons with which, directly or indirectly, a shareholder of LTC also has a Contract.

                  (b) LTC has performed in all material respects all obligations required to be performed by it and is not in default in any respect under or in breach of nor in receipt of any claim of default or breach under any material Contract to which LTC is subject (including without limitation all performance bonds, warranty obligations or otherwise); no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of non-compliance under any material Contract to which LTC is subject (including without limitation all performance bonds, warranty obligations or otherwise); LTC has no present expectation or intention of not fully performing all such obligations; LTC has no knowledge of any breach or anticipated breach by the other parties to any such Contract to which it is a party.

          3.10    Title and Related Matters.

                  (a) Except as set forth in Schedule 3.10(a) hereto, LTC has good and marketable title to all real and personal property and other assets reflected in LTC's financial statements provided pursuant to Section 3.5 hereto or acquired after the date of such financial statements free and clear of all Liens, except Permitted Liens.

                                   ARTICLE IV

                         COVENANTS OF TCP, TWI AND NCI

          Until the Closing Date, except as otherwise consented to or approved by the Buyers in writing, TCP, TWI and NCI agree that they shall act, or refrain from acting where required hereinafter, to comply with the following:

          4.1 Regular Course of Business. TCP, TWI and NCI shall operate their respective business diligently and in good faith, consistent with past management practices; shall maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted; shall maintain (except for expiration due to lapse of time), all material leases and material Contracts in effect which are in the best interests of their respective businesses; shall comply in all material respects with the provisions of all Regulations and Orders applicable to TCP, TWI and NCI and the conduct of their respective businesses; and shall not cancel, release, waive or compromise any debt, Claim or right in their respective favors having a value in the aggregate in excess of $20,000 other than in connection with returns for credit or replacement in the ordinary course of business. Neither TWI nor NCI shall incur, assume or guarantee any Indebtedness not reflected in TCP's financial statements, except in the ordinary course of business.

          4.2 Amendments. No change or amendment shall be made in the organizational documents of TWI or NCI. Neither TWI nor NCI shall merge into or consolidate with any other Person or change the character of its business.

          4.3 Capital Changes; Pledges. Neither TWI nor NCI shall issue or sell any shares of capital stock or issue or sell any securities convertible into, or Options to subscribe for any shares of capital stock and TCP shall not pledge or otherwise encumber any of their capital stock except for the Liens in favor of NationsCredit Commercial Corporation and Mr. Ronald L. Koonsman. In addition, neither TWI nor NCI shall allow the transfer of any capital stock on their respective transfer ledger or other books and records.

          4.4 Dividends. Neither TWI nor NCI shall declare, pay or set aside for payment any dividend or other distribution in respect of its outstanding capital stock, nor shall TWI nor NCI, directly or indirectly, redeem, purchase or otherwise acquire any of their capital stock.

                                   ARTICLE V

                                COVENANTS OF LTC

          LTC hereby covenants and agrees with TCP and the Sellers that:

          5.1 Regular Course of Business. LTC shall operate its business diligently and in good faith, consistent with past management practices; shall maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted; shall maintain (except for expiration due to lapse of time), all material leases and material Contracts in effect which are in the best interests of its business; shall comply in all material respects with the provisions of all Regulations and Orders applicable to LTC and the conduct of its business; and shall not cancel, release, waive or compromise any debt, Claim or right in its favor having a value in the aggregate in excess of $20,000 other than in connection with returns for credit or replacement in the ordinary course of business. LTC shall not incur, assume or guarantee any Indebtedness not reflected on LTC's financial statements except in the ordinary course of business.

          5.2 Amendments. Except as required for the transactions contemplated in this Agreement, no change or amendment shall be made in the charter or bylaws of LTC. LTC shall not merge into or consolidate with any other Person or change the character of its business.

          5.3 Capital Changes; Pledges. LTC shall not issue or sell any shares of its capital stock of any class or issue or sell any securities convertible into, or Options to subscribe for any shares of its capital stock and LTC shall not pledge or otherwise encumber any shares of its capital stock, with the exception of shares of Common Stock issued upon the conversion of LTC's Series A Convertible Preferred Stock. In addition, LTC shall not allow the transfer of any shares of its capital stock on the stock transfer ledger or other books and records.

          5.4 Dividends. LTC shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, nor shall LTC, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock.

                                   ARTICLE VI

                                OTHER AGREEMENTS

          The parties further agree as follows:

          6.1 Agreement to Defend. In the event any action, suit, proceeding or investigation of the nature specified in Section 7.4 or Section
8.4 hereof is commenced all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

          6.2 Further Assurances. Subject to the terms and conditions of this Agreement, the parties hereto shall use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and Regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing.

                                  ARTICLE VII

              CONDITIONS TO THE OBLIGATIONS OF LTC AND THE BUYERS

          Each and every obligation of LTC and the Buyers under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Buyers:

          7.1 Representations and Warranties; Performance. The representations and warranties of TCP, TWI and NCI contained in Article II of this Agreement shall be true and correct in all material respects when made and on the Closing Date as though then made, except as expressly provided herein. TCP, TWI and NCI shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The general partner of TCP and the president of each of TWI and NCI shall have delivered to LTC certificates, dated the Closing Date, in the form designated Exhibit 7.1 hereto, certifying to the foregoing.

          7.2 Consents and Approvals. TCP, TWI and NCI shall have obtained any and all consents, approvals, qualifications, licenses or other authorizations required by all applicable Regulations with respect to the execution, delivery and performance of the Agreement.

          7.3 No Material Adverse Change. There shall have been no Material Adverse Change in the business or properties of TWI or NCI since the date of this Agreement. LTC shall have received certificates, dated the Closing Date, of the president and chief financial officer of each of TWI and NCI, in the form of Exhibit 7.3 hereto, certifying to the foregoing.

          7.4 No Proceeding or Litigation. No preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any governmental agency, or any Regulation shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

          7.5 Shareholders Agreement of LTC. The Shareholders Agreement of LTC shall be amended and restated in the form of Exhibit 7.5 hereto.

          7.6 Modification of Employment Agreements. The Employment Agreements of Brett Beveridge and Nicholas Molina with LTC shall be amended and restated in the form attached hereto as Exhibit 7.6.

          7.7 Conversion of Preferred Stock. HIG Fund V, Inc., the owner of 100,000 shares of LTC's Series A Preferred Stock, shall have converted such preferred stock into common stock of LTC and Articles III, IV and V of the Series A Preferred Stock Purchase Agreement shall terminate upon the consummation of the transactions contemplated hereby.

          7.8 Consulting Agreement. HIG Capital Management, Inc. shall have executed and delivered to LTC and TWI the Consulting Agreement, in the form of
Exhibit 7.8 hereto.

          7.9 Lenders' Consents. NationsCredit Commercial Corporation and Mr. Ronald L. Koonsman (if required) shall have consented to the transactions contemplated hereby.

          7.10 Termination of Redemption Agreement. The Redemption Agreement between LTC and HIG Fund V, Inc. shall have been terminated.

          7.11 Grant of Options. LTC shall have granted to each of Messrs. Molina and Beveridge options to purchase 27,721 shares of LTC's Common Stock, such options to vest upon consummation of an initial public offering of LTC's Common Stock.

                                  ARTICLE VIII

                CONDITIONS TO THE OBLIGATIONS OF TCP, TWI AND NCI

          Each and every obligation of TCP, TWI and NCI under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by TCP, TWI and NCI:

          8.1 Representations and Warranties; Performance. The representations and warranties of the Buyers contained in Article III of this Agreement shall be true and correct in all material respects when made and on the Closing Date as though then made, except as expressly provided herein. The Buyers shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. The president of each of the Buyers shall have delivered to TCP, TWI and NCI certificates, dated the Closing Date, in the form designated Exhibit 8.1 hereto, certifying to the foregoing.

          8.2 Consents and Approvals. The Buyers shall have obtained any and all material consents, approvals, qualifications, licenses or other authorizations required by all applicable Regulations with respect to the execution, delivery and performance of the Agreement.

          8.3 No Material Adverse Change. There shall have been no Material Adverse Change in the business or properties of the Buyers since the date of this Agreement. TCP, TWI and NCI shall have received certificates dated the Closing Date, of the president and chief financial officer of each of the Buyers, in the form of Exhibit 7.3 hereto, certifying to the foregoing.

          8.4 No Proceeding or Litigation. No preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any governmental agency, or any Regulation shall be in effect, which would prevent the consummation of the transactions contemplated hereby.

          8.5 Lenders Consents. NationsCredit Commercial Corporation and Mr. Ronald L. Koonsman (if required) shall have consented to the transactions contemplated hereby.

          8.6 Shareholders Agreement of LTC. The Shareholders Agreement of LTC shall be amended and restated in the form of Exhibit 7.5 hereto.

          8.7 Conversion of Preferred Stock. HIG Fund V, Inc. shall have received 350,000 shares of LTC common stock upon conversion of the Series A Preferred Stock.

          8.8 Consulting Agreement. LTC and TWI shall have executed a new consulting agreement with HIG Capital Management, Inc.

                                   ARTICLE IX

                                    CLOSING

          9.1 Closing. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held on June 27, 1997, or on such other date (the "Closing Date") designated by the parties in the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, provided that the Closing shall not occur, in any event, after July 11, 1997.

                                   ARTICLE X

                          TERMINATION AND ABANDONMENT

          10.1 Methods of Termination. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

                  (a) by mutual consent of LTC, the Buyers, TCP, TWI and NCI;

                  (b) by any of LTC the Buyers, TCP, TWI or NCI if this Agreement is not consummated on or before July 11, 1997; provided that if any party has breached or defaulted with respect to its respective obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this Section 10.1(b), and each other party to this Agreement shall at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable law;

                  (c) by any of LTC or the Buyers if as of the Closing Date any of the conditions specified in Article VII hereof have not been satisfied in any material respect or if TCP, TWI or NCI are otherwise in default in any material respect under this Agreement; or

                  (d) by TCP, TWI or NCI if as of the Closing Date any of the conditions specified in Article VIII hereof have not been satisfied in any material respect or if any of LTC or the Buyers are otherwise in default in any material respect under this Agreement.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          11.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the parties hereto, at any time prior to the Closing Date with respect to any of the terms contained herein.

          11.2 Waiver of Compliance; Consents. Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

          11.3    Certain Definitions.

                  "Affiliate" means, with regard to any Person, (a) any Person, directly or indirectly, controlled by, under common control of, or controlling such Person, (b) any Person, directly or indirectly, in which such Person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any Person that holds, of record or beneficially, five percent or more of the equity or voting securities of such Person, (d) any Person that, through Contract, relationship or otherwise, exerts a substantial influence on the management of such person's affairs, (e) any Person that, through Contract, relationship or otherwise, is influenced substantially in the management of their affairs by such Person, or
          (f) any director, officer, partner or individual holding a similar position in respect of such Person.

                  "Authority" means any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether international, national, federal, state or local.

                  "Claim" means any action, claim, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

                  "Closing" shall have the meaning set forth in Section 9.1.

                  "Closing Date" shall have the meaning set forth in Section
          9.1.

                  "Contract" means any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

                  "Effective Time" shall have the meaning set forth in Section 1.4.

                  "GAAP" means generally-accepted accounting principles, consistently applied, as in existence at the date hereof.

                  "Guarantee" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through an agreement or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations,
          (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

                  "Indebtedness" with respect to any Person means any obligation of such Person for borrowed money, but in any event shall include (a) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due), (b) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (c) obligations incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (d) capitalized lease obligations, and (e) all Guarantees of such Person.

                  "Lien" means any security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, restriction on transfer or otherwise, or interest of another Person of any kind or nature.

                  "Material Adverse Change" means any developments or changes which would have a Material Adverse Effect.

                  "Material Adverse Effect" means any circumstances, state of facts or matters which might reasonably be expected to have a material adverse effect in respect of LTC's or TCP's, TWI's or NCI's respective business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects.

                  "Option" means any subscription, option, warrant, right, security, Contract, commitment, understanding, outstanding or stock appreciation, phantom stock option, profit participation or arrangement by which with respect to any of the Buyers, LTC, TWI or NCI such corporation is or may become bound to issue any additional partnership interests or shares of its capital stock (as applicable) or rights pursuant to which any Person has a right to purchase or otherwise acquire shares of capital stock or (ii) with respect to a Person, such Person is or may become bound to sell or allow another Person to vote, encumber or control the disposition of any partnership interests or capital stock or rights pursuant to which any Person has a right to purchase or otherwise acquire, vote, encumber or control the disposition of partnership interests of TCP or shares of capital stock of any of the Buyers, LTC, TWI or NCI.

                  "Order" means any decree, order, judgment, injunction, rule, lien, voting right, consent of or by an Authority.

                  "Permits" means all permits, licenses, registrations, certificates, orders or approvals from any Authority or other Person (including without limitation those relating to the occupancy or use of owned or leased real property) issued to or held by any Buyer, LTC, TCP, TWI or NCI.

                  "Permitted Liens" means (i) statutory Liens not yet delinquent, (ii) such imperfections or irregularities of title, Liens, easements, charges or encumbrances as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties, or do not detract from the value of such properties and assets, taken as a whole, (iii) Liens reflected in TCP's or LTC's financial statements or the notes thereto, (iv) the rights of customers of TWI, NCI or LTC with respect to inventory or work in progress under orders or contracts entered into by TWI, NCI or LTC in the ordinary course of business, (v) mechanics', carriers', workers', repairmen's, warehousemen's, or other similar Liens arising in the ordinary course of business in respect of obligations not overdue or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien, and (vi) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the ordinary course of business.

                  "Person" means any corporation, partnership, joint venture, organization, entity, Authority or natural person.

                  "Regulation" means any rule, law, code, statute, regulation, ordinance, requirement, announcement or other binding action of or by an Authority.

          11.4 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:

                  (a)     If to the Buyers to:
                                  5200 N.W. 77th Court
                                  Miami, Florida 33166
                                  Attn:  Nicholas Molina and Brett Beveridge

                          with a copy to:

                                  Buchanan Ingersoll
                                  NationsBank Tower
                                  100 S.E. Second Street, Suite 2950
                                  Miami, Florida 33131
                                  Attention:  John Schwartz

or to such other person or address as LTC and the Buyers shall furnish by notice to TCP, TWI and NCI in writing.

                  (b)     If to TCP, TWI or NCI, to:

                                  1001 South Bayshore Drive, Suite 2708
                                  Miami, Florida 33131
                                  Attn:   Anthony Tamer and
                                          Douglas Berman

                          with a copy to:

                                  Greenberg, Traurig, Hoffman, Lipoff,
                                    Rosen & Quentel, P.A.
                                  1221 Brickell Avenue
                                  Miami, Florida 33131
                                  Attn:  Jorge L. Freeland, Esq.

or to such other person or address as TCP, TWI or NCI shall furnish by notice to LTC and the Buyers in writing.

          11.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

          11.6 Governing Law. The Agreement shall be governed by the law of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

          11.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.8 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.9 Entire Agreement. This Agreement, including the schedules and exhibits hereto and the documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the mergers contemplated hereby.

          11.10 Binding Effect. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

          11.11 Injunctive Relief. The parties hereto agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

          11.12 Survival of Representations, Warranties and Covenants. Each and every representation, warranty and covenant shall expire with, and be terminated and extinguished by, the earlier to occur of the Closing or the termination of this Agreement pursuant to Section 10.1 hereof or otherwise, and thereafter neither the Buyers, LTC, TCP, TWI or NCI, nor any partner, officer, director or principal thereof shall be under any liability whatsoever with respect to such representation, warranty or covenant.

                                     * * *

          IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.

                                        LET'S TALK CELLULAR & WIRELESS, INC.

                                        By: /s/ Nicolas Molina
                                            ------------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------



                                        MERGER SUB 1, INC.


                                        By: /s/ Nicolas Molina
                                            ------------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------


                                        MERGER SUB 2, INC.



                                        By: /s/ Bucikas Molina
                                            ------------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------


                                        TEXAS CELLULAR PARTNERS, L.P.


                                             By: HIG Texan Cellular Company, its
                                                 managing general partner

                                        By: /s/ Anthony Tamer
                                            ------------------------------------
                                        Title: President
                                               ---------------------------------


                                        TELEPHONE WAREHOUSE, INC.


                                        By: /s/ Anthony Tamer
                                            ------------------------------------
                                        Title: Vice President
                                               ---------------------------------


                                        NATIONAL CELLULAR, INCORPORATED

                                        By: /s/ Anthony Tamer
                                            ------------------------------------
                                        Title: Vice President
                                               ---------------------------------